Exhibit 99.1

Delinquencies and Net Charge-Offs
The following Supplemental Data provides historical information relating to (1) delinquency experience for a specific subset of the Company's daily and weekly pay U.S. term loans, including both on-balance sheet loans and loans sold to investors, as further described in Item 7.01 of the Current Report on Form 8-K/A to which this Exhibit 99.1 is attached as of the dates indicated and (2) static pool net charge-off data for such loans originated in the particular year or quarter specified in such net charge-off table.
Delinquency Experience1

	12/31/2015	12/31/2014	12/31/2013	12/31/2012	12/31/2011	12/31/2010	12/31/2009
Number of Term Loans Outstanding	16,362	11,875	5,961	2,208	1,511	1,035	898
Aggregate Unpaid Principal Balance	$700,922,890	$480,902,798	$203,427,357	$74,094,477	$41,749,930	$21,253,554	$16,802,249

Unpaid Principal Balance of Past Due Term Loans
1-14 missed payment factor	$20,940,518	$8,590,250	$3,603,407	$948,423	$689,993	$175,640	$183,932
15-30 missed payment factor	$9,940,721	$5,574,277	$2,807,159	$1,095,621	$312,761	$378,484	$141,289
31-45 missed payment factor	$8,487,509	$5,278,777	$2,017,662	$490,717	$393,891	$166,366	$86,904
46-60 missed payment factor	$7,155,524	$4,550,363	$2,132,221	$732,746	$86,105	$228,041	$106,270
60+ missed payment factor	$10,607,525	$5,431,098	$2,546,120	$523,483	$323,760	$73,253	$614,026

Term Loans past due as a percent of Unpaid Principal Balance
1-14 missed payment factor	2.99%	1.79%	1.77%	1.28%	1.65%	0.83%	1.09%
15-30 missed payment factor	1.42%	1.16%	1.38%	1.48%	0.75%	1.78%	0.84%
31-45 missed payment factor	1.21%	1.10%	0.99%	0.66%	0.94%	0.78%	0.52%
46-60 missed payment factor	1.02%	0.95%	1.05%	0.99%	0.21%	1.07%	0.63%
60+ missed payment factor	1.51%	1.13%	1.25%	0.71%	0.78%	0.34%	3.65%

1 The delinquency experience is measured by the missed payment factors of the loans. The missed payment factor of a daily pay loan is the sum of the total past due amount of scheduled loan payments thereunder divided by the required daily scheduled loan payment thereunder plus the number of scheduled loan payment dates (if any) past the maturity date on which scheduled loan payments were due but not received on such loan. The missed payment factor of a weekly pay loan is calculated utilizing the same methodology, normalized to account for loans with only one scheduled payment date per week.

Cumulative Net Charge-Off Experience2

Origination Vintage (based on calendar year)
	2015 Q4	2015 Q3	2015 Q2	2015 Q1	2014	2013	2012	2011	2010	2009
Number of Loans Originated	7,121	6,625	6,212	6,082	18,026	8,998	3,259	2,455	1,761	1,082
Aggregate Original Principal Balance ($)	418,599,770	388,679,993	346,075,275	339,580,710	942,372,208	393,990,400	136,138,775	86,155,307	53,843,900	30,379,100

Cumulative Net Charge-Offs (as a percent of original principal balance)[3]
Months since origination	2015 Q4	2015 Q3	2015 Q2	2015 Q1	2014	2013	2012	2011	2010	2009
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.03%	0.11%	0.05%	0.00%	0.00%	0.00%	0.00%	0.08%	0.00%	0.10%
4		0.35%	0.22%	0.18%	0.17%	0.22%	0.16%	0.60%	0.13%	0.10%
5		0.84%	1.01%	0.86%	0.75%	0.99%	1.32%	1.29%	0.55%	0.13%
6		1.75%	1.50%	1.67%	1.69%	1.96%	2.26%	2.17%	1.03%	0.24%
7			2.54%	2.69%	2.66%	2.82%	3.30%	3.16%	1.91%	0.47%
8			3.54%	3.68%	3.52%	3.87%	3.98%	3.92%	3.12%	1.58%
9			4.52%	4.23%	4.16%	4.46%	4.47%	4.37%	3.74%	2.62%
10				4.94%	4.78%	4.87%	4.77%	4.88%	4.22%	2.97%
11				5.69%	5.17%	5.25%	5.13%	5.17%	4.31%	4.28%
12				6.01%	5.43%	5.75%	5.36%	5.30%	4.39%	4.86%
13					5.71%	6.07%	5.54%	5.46%	4.44%	5.35%
14					5.83%	6.28%	5.73%	5.62%	4.46%	5.77%
15					6.07%	6.42%	6.02%	5.64%	4.46%	6.27%
16						6.45%	6.05%	5.59%	4.47%	6.37%
17						6.44%	6.20%	5.68%	4.45%	6.57%
18						6.45%	6.18%	5.73%	4.46%	6.65%
19						6.49%	6.19%	5.75%	4.44%	6.66%
20						6.54%	6.24%	5.76%	4.41%	6.65%
21						6.56%	6.25%	5.76%	4.40%	6.69%
22						6.56%	6.24%	5.74%	4.40%	6.68%
23						6.57%	6.22%	5.74%	4.40%	6.66%
24						6.63%	6.20%	5.76%	4.40%	6.66%

2 The historical information above reflects net charge-offs for a specific subset of the Company’s daily and weekly pay U.S. term loans, including both on-balance sheet loans and loans sold to investors, as further described in Item 7.01 of the Current Report on Form 8-K/A to which this Exhibit 99.1 is attached that were charged-off by the Company in accordance with its then-existing policies and procedures. The Company’s policy for charge-offs changed from 150 calendar days to 90 calendar days in December 2010. The data shown above for the referenced annual or quarterly vintages represents the loans originated during such year or quarter as a static pool, and illustrates how such vintages have performed given equivalent months of seasoning.
3 Cumulative net charge-offs (as a percent of original principal balance) are only included for those vintages and months since origination for which performance history exists for each loan of such vintage over such number of months since origination.